Exhibit 99.1

                                  VA SOFTWARE

                                 PRESS RELEASE


           VA SOFTWARE REPORTS SECOND QUARTER FISCAL YEAR 2005 RESULTS

            Second quarter software revenue grows 29% year-over-year

FREMONT, CA--February 22, 2005--VA Software Corporation (Nasdaq: LNUX), a leading provider of software, information and community support for IT and development professionals, today announced financial results for its second quarter fiscal year 2005, ended January 31, 2005.

Total second quarter fiscal 2005 revenue grew 12% to $9.9 million, compared to second quarter fiscal 2004 total revenue of $8.9 million. Revenue from the software business increased 29% to $1.5 million in second quarter fiscal 2005 from $1.2 million in second quarter fiscal 2004. For the six months ending January 31, 2005, total revenue grew 16% to $16.9 million, compared to $14.7 million for the six months ending January 31, 2004, while software revenue grew 73% to $3.5 million for the six months ending January 31, 2005 compared to $2.0 million for the six months ending January 31, 2004.

On a GAAP basis, the second quarter fiscal 2005 net loss was $0.7 million, or $0.01 per share, compared to last year's second quarter fiscal 2004 GAAP net loss of $1.4 million, or $0.02 per share. For the six months ended January 31, 2005, the company's GAAP net loss was $2.3 million, or $0.04 per share, compared to $2.7 million, or $0.05 per share, for the six months ended January 31, 2004.

As specified in the attached reconciliation of net loss as reported to pro forma net loss, the second quarter fiscal 2005 net loss before non-recurring charges was $0.8 million, or $0.01 per share, compared to last year's second quarter fiscal 2004 net loss before non-recurring charges of $2.1 million, or $0.03 per share. Cash and investments remain strong at $42.7 million as of January 31, 2005.

"We are pleased with our financial performance this quarter. We reduced the net loss by 50% and our cash usage during the quarter was only $0.9 million. Our E-commerce business had record sales in its traditionally strong second quarter. We added eight new customers for our software business," said Ali Jenab, president and CEO. "We continue to position our Online Media business for accelerating growth later in the year by investing in sales and marketing initititives as well as improving our editorial content."

A conference call to review results will be held at 5:00 pm (Eastern) today. The call may be accessed via webcast at http://www.vasoftware.com or by dialing
(800) 862-9098 or (785) 424-1051. A replay of the call will be available for 30 days by dialing (888) 566-0191 or (402) 351-0790.


Recent Highlights

o Customers. During the second quarter of fiscal 2005, VA Software added eight new SourceForge(R) Enterprise Edition accounts, including Raytheon and Pixelworks to its installed base. In addition, existing customers including Verisign, HP, General Atomics, Booz Allen Hamilton, JP Morgan, Lockheed Martin and Sandia National Laboratories purchased additional SourceForge licenses or services. The SourceForge solution has been sold to 116 enterprises to date.

o SourceForge Enterprise Edition 4.2. The company announced SourceForge Enterprise Edition Version 4.2, which is scheduled for release in April 2005. The new release adds SourceForge Explorer, a new Microsoft(R) .NET Framework-based application that allows SourceForge-held data to be accessed from a familiar Windows(R) desktop environment; integration with Subversion, the Open Source change management system; bi-directional

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     synchronization  with  Microsoft  Project;  and LDAP  support for  improved access control and single sign-on for SourceForge users. In addition, the company announced Tapestry(TM), a secure portal for use by SourceForge Enterprise Edition customers and partners. Tapestry enables customers and partners to view, learn about, and benefit from the innovations and integrations other users have made with SourceForge Enterprise Edition. By leveraging the work of other users, customers can minimize the cost and time spent on integration between SourceForge Enterprise Edition and other tools, such as Software Configuration Management (SCM), project management or customer support applications, greatly reducing the time to adoption.


o ThinkGeek.com. ThinkGeek.com reached record sales level in the traditionally strong second fiscal quarter, with sales growing 16% and gross margins improving by 5 points. Best sellers included the James Bond Stealth Digital Camera, a Swiss Army Knife with a USB Drive and Shower Shock Caffeinated Soap.


o OSTG. OSTG is the leading network of news, community and information sites for IT professionals. For the twelfth-consecutive quarter, based on composition, OSTG has been named the number one network for delivering visitors who look for technology news online and for delivering visitors who make software purchases online, according to the Nielsen//NetRatings @Plan Winter 2004/2005 Report.

     OSTG continues to experience rapid traffic growth and increased advertising revenue while maintaining its commitment to a community-based technology audience working with a range of platforms and technologies. SourceForge.net(R), the world's largest repository of Open Source software, announced its millionth registered user earlier this month and is now hosting over 95,000 projects.

     The network as a whole serves more than 288 million page views and 18 million unique visitors monthly.* This ranks OSTG among the top technology networks both in terms of size and purchasing power. Advertisers and sponsors of the network include Sun Microsystems, IBM, Vonage, Microsoft, Rackspace, Dell, Barracuda and Sybase.


Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, VA Software uses non-GAAP financial results. Non-GAAP net income and earnings per share exclude amortization of intangible assets and deferred stock compensation, as well as restructuring costs and other special charges. These non-GAAP adjustments are provided to enhance the user's overall understanding of current financial performance and prospects for the future. Specifically, VA believes the non-GAAP results provide useful information to both management and investors by excluding certain non-recurring expenses that VA believes are not indicative of core operating results. In addition, because VA has historically reported non-GAAP results to the investment community, VA believes the inclusion of non-GAAP numbers provides consistency in financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The method VA uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About VA Software

VA Software (Nasdaq: LNUX) is at the center of today's technology revolution and incites innovation by empowering the IT and developer communities with information, community support and software. VA Software is the parent company of OSTG (Open Source Technology Group), and the creator of SourceForge. SourceForge.net is the global nexus for the Open Source community with 95,000+ Open Source projects and over 1 million registered users. SourceForge Enterprise Edition optimizes distributed development for Fortune 500 companies.

OSTG, the cornerstone of the Open Source movement, is the leading online network for IT managers and development professionals. OSTG technology-focused sites include Slashdot.org, SourceForge.net, ITManagersJournal.com, NewsForge.com, Linux.com and freshmeat.net. OSTG also runs ThinkGeek.com, an online retailer of technology products, and the MediaBuilder network, featuring AnimationFactory.com. OSTG receives more than 288 million page views and nearly 18 million unique visitors monthly.

For more information about VA Software, visit www.vasoftware.com. For more information about OSTG, visit www.ostg.com.



Note Regarding Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our Online Media business' anticipated online advertising growth and the expected April 2005 release of SourceForge Enterprise Edition Version 4.2. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including:
VA's success in expanding its SourceForge enterprise software business; VA's ability to achieve and sustain higher levels of revenue; VA's reliance upon strategic relationships with other companies; VA's ability to protect and defend its intellectual property rights; the size and timing of execution of enterprise-level licenses; decreases or delays in online advertising spending; rapid technological and market change; future guidelines and interpretations regarding software revenue recognition; unforeseen expenses that VA may incur in future quarters; and competition with, and pricing pressures from more established competitors. Investors should consult VA's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 31, 2004 and Form 10-Q for the fiscal quarter ended October 31, 2004, for further information regarding these and the other risks of the Company's business. These documents are available at the SEC Web site: www.sec.gov. VA assumes no obligation to update the forward-looking information contained in this news release.

Note to editors: VA Software, SourceForge and OSTG are trademarks or registered trademarks of VA Software Corporation in the United States and other countries. SourceForge.net, Slashdot and freshmeat are registered trademarks of OSTG, Inc., in the United States and other countries. ThinkGeek is a registered trademark of ThinkGeek, Inc., in the United States and other countries. All other trademarks are property of their respective owners.

* Publisher's own data based on internal traffic audits.

Contact:

Investor Relations
VA Software Corp.
(510) 687-8731
ir@vasoftware.com
-----------------


                             VA Software Corporation
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                          Three Months Ended                           Six Months Ended
                                               -----------------------------------------    ---------------------------------------
                                                January 31, 2005       January 31, 2004     January 31, 2005     January 31, 2004
                                               --------------------    -----------------    -----------------    ------------------
                                                                                   (unaudited)
  Software revenues                            $             1,531     $          1,183     $          3,462     $           1,998
  Online Media revenues                                      2,008                2,223                3,857                 4,499
  E-commerce revenues                                        5,820                5,000                8,514                 7,242
  Online Images revenues                                       568                  435                1,092                   868
  Other revenues                                                --                   15                   --                    46
                                               --------------------    -----------------    -----------------    ------------------
       Net revenues                                          9,927                8,856               16,925                14,653

  Software cost of revenues                                    288                  541                  520                 1,136
  Online Media cost of revenues                                838                  689                1,640                 1,451
  E-commerce cost of revenues                                4,359                3,974                6,714                 5,751
  Online Images cost of revenues                               126                  110                  256                   226
                                               --------------------    -----------------    -----------------    ------------------
       Cost of revenues                                      5,611                5,314                9,130                 8,564
                                               --------------------    -----------------    -----------------    ------------------
       Gross margin                                          4,316                3,542                7,795                 6,089

  Operating Expenses:
       Sales and marketing                                   2,405                2,592                4,816                 4,984
       Research and development                              1,585                1,716                3,056                 3,543
       General and administrative                            1,340                1,558                2,805                 2,282
       Restructuring costs and other special                  (101)                 (18)                (101)                  (35)
       charges
       Amortization of deferred stock                           --                   --                   --                    20
       compensation
       Amortization of intangible assets                         5                    3                    8                     6
                                               --------------------    -----------------    -----------------    ------------------
          Total operating expenses                           5,234                5,851               10,584                10,800
                                               --------------------    -----------------    -----------------    ------------------
  Loss from operations                                        (918)              (2,309)              (2,789)               (4,711)
  Remeasurement of warrant liability                            --                  641                    -                   641
  Interest and other, net                                      216                  237                  471                 1,416
                                               --------------------    -----------------    -----------------    ------------------
  Net loss                                     $              (702)    $         (1,431)    $         (2,318)    $          (2,654)
                                               ====================    =================    =================    ==================

                                               --------------------    -----------------    -----------------    ------------------
  Basic and diluted net loss per share         $             (0.01)    $          (0.02)    $          (0.04)    $           (0.05)
                                               ====================    =================    =================    ==================
  Weighted-average shares outstanding:
                                               --------------------    -----------------    -----------------    ------------------
  Basic and diluted                                         61,412               60,355               61,403                58,357
                                               ====================    =================    =================    ==================

  Reconciliation of net loss as reported
  to pro forma net loss:                                  Three Months Ended                           Six Months Ended
                                               -----------------------------------------    ---------------------------------------
                                                  January 31, 2005     January 31, 2004     January 31, 2005      January 31, 2004
                                               --------------------    -----------------    -----------------    ------------------
                                                                                   (unaudited)
  Net loss as reported                         $              (702)    $         (1,431)    $         (2,318)    $          (2,654)
  Non recurring charges:
       Restructuring cost and other special                   (101)                 (18)                (101)                  (35)
       charges
       Amortization of deferred stock                           --                   --                   --                    20
       compensation
       Amortization of intangible assets                         5                    3                    8                     6
       Remeasurement of warrant liability                       --                 (641)                  --                  (641)
                                               --------------------    -----------------    -----------------    ------------------
  Net loss before non cash charges             $              (798)    $         (2,087)    $         (2,411)    $          (3,304)
                                               ====================    =================    =================    ==================

                                               --------------------    -----------------    -----------------    ------------------
  Basic and diluted net loss per share - pro   $             (0.01)    $          (0.03)    $         (0.04)     $           (0.06)
  forma
                                               ====================    =================    =================    ==================
  Weighted-average shares outstanding:
                                               --------------------    -----------------    -----------------    ------------------
  Basic and diluted                                         61,412               60,355               61,403                58,357
                                               --------------------    -----------------    -----------------    ------------------

                             VA Software Corporation

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                  January 31,  July 31,
                                                                    2005        2004
                                                                  ---------   ---------
                                                                 (unaudited)
                                     ASSETS

Current assets:
  Cash, cash equivalents, and short-term investments              $  34,406   $  28,559
  Accounts receivable, net                                            2,704       3,909
  Inventories                                                           909       1,069
  Prepaid expenses and other assets                                   1,459       1,046
                                                                  ---------   ---------
      Total current assets                                           39,478      34,583
Long-term investments                                                 8,288      16,933
Property and equipment, net                                           1,084       1,208
Other assets                                                            729         955
                                                                  ---------   ---------
Total assets                                                      $  49,579   $  53,679
                                                                  =========   =========

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                $     839   $   1,674
  Accrued restructuring liabilities                                   2,216       3,440
  Deferred revenue                                                    2,463       1,750
  Accrued liabilities and other                                       2,189       1,853
                                                                  ---------   ---------
      Total current liabilities                                       7,707       8,717
Accrued restructuring liabilities, net of current portion             6,903       7,843
Other long-term liabilities                                           1,315       1,349
                                                                  ---------   ---------
Total liabilities                                                    15,925      17,909
                                                                  ---------   ---------

Stockholders' equity:
  Common stock                                                           62          62
  Additional paid-in capital                                        783,554     783,242
  Accumulated other comprehensive gain                                 (281)       (171)
  Accumulated deficit                                              (749,681)   (747,363)
                                                                  ---------   ---------
      Total stockholders' equity                                     33,654      35,770
                                                                  ---------   ---------
Total liabilities and stockholders' equity                        $  49,579   $  53,679
                                                                  =========   =========